Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Chris Lewis

Vice President, Investor Relations & Corporate Affairs

(949) 481-0510

clewis@glaukos.com

Glaukos Announces First Quarter 2023 Financial Results

Aliso Viejo, CA – May 3, 2023 – Glaukos Corporation (NYSE: GKOS), an ophthalmic medical technology and pharmaceutical company focused on novel therapies for the treatment of glaucoma, corneal disorders and retinal diseases, today announced financial results for the first quarter ended March 31, 2023. Key highlights include:

●	Net sales of $73.9 million in Q1 2023 increased 9% year-over-year on a reported basis and 11% year-over-year on a constant currency basis.
●	Glaucoma net sales of $56.2 million in Q1 2023 increased 9% year-over-year.
●	Corneal Health net sales of $17.7 million in Q1 2023 increased 10% year-over-year.
●	Gross margin of approximately 76% and non-GAAP gross margin of approximately 83% in Q1 2023.
●	Raised 2023 net sales guidance to $295 million to $300 million, compared to $290 million to $295 million previously.

“I’m pleased with our strong start to the year highlighted by a return to solid topline growth in the first quarter, reflecting the execution of our commercial strategies thus far in 2023,” said Thomas Burns, Glaukos chairman and chief executive officer. “We continue to prudently invest in and advance our robust pipeline of novel, dropless platform technologies designed to meaningfully advance the standard of care and improve outcomes for patients suffering from chronic eye diseases.”

First Quarter 2023 Financial Results

Net sales in the first quarter of 2023 of $73.9 million increased 9% on a reported basis, or 11% on a constant currency basis, compared to $67.7 million in the same period in 2022.

Gross margin for the first quarter of 2023 was approximately 76%, compared to approximately 75% in the same period in 2022. Non-GAAP gross margin for the first quarter of 2023 was approximately 83%, compared to approximately 83% in the same period in 2022.

Selling, general and administrative (SG&A) expenses for the first quarter of 2023 increased 22% to $53.6 million, compared to $43.9 million in the same period in 2022. Non-GAAP SG&A expenses for the first quarter of 2023 increased 23% to $52.9 million, compared to $43.1 million in the same period in 2022.

Research and development (R&D) expenses for the first quarter of 2023 increased 31% to $35.2 million, compared to $26.9 million in the same period in 2022. Non-GAAP R&D expenses for the first quarter of 2023 increased 31% to $35.2 million, compared to $26.8 million in the same period in 2022.

Loss from operations in the first quarter of 2023 was $33.0 million, compared to operating income of $9.8 million in the first quarter of 2022. Non-GAAP loss from operations in the first quarter of 2023 was $26.8 million, compared to non-GAAP operating loss of $13.6 million in the first quarter of 2022.

Net loss in the first quarter of 2023 was $34.6 million, or ($0.72) per diluted share, compared to net income of $5.4 million, or $0.11 per diluted share, in the first quarter of 2022. Non-GAAP net loss in the first quarter of 2023 was $28.4 million, or ($0.59) per diluted share, compared to non-GAAP net loss of $18.1 million, or ($0.38) per diluted share, in the first quarter of 2022.

During the first quarter of 2022, the company received a $30 million payment related to the company’s settlement of patent litigation with Ivantis, Inc. This receipt was recorded as an offset to GAAP operating expenses.

The company ended the first quarter of 2023 with approximately $325 million in cash and cash equivalents, short-term investments and restricted cash.

2023 Revenue Guidance

The company expects 2023 net sales to be in the range of $295 million to $300 million based on the latest foreign currency exchange rates.

Webcast & Conference Call

The company will host a conference call and simultaneous webcast today at 1:30 p.m. PT (4:30 p.m. ET) to discuss the results and provide additional information about the company’s financial outlook. A link to the webcast is available on the company’s website at http://investors.glaukos.com. To participate in the conference call, please dial 888-210-2212 (U.S.) or 646-960-0390 (international) and enter Conference ID 7935742. A replay of the webcast will be archived on the company’s website following completion of the call.

Quarterly Summary Document

The company has posted a document on its Investor Relations website under the “Financials & Filings – Quarterly Results” section titled “Quarterly Summary.” This Quarterly Summary document is designed to provide the investment community with a summarized and easily accessible reference document that details the key facts associated with the quarter, the state of the company’s business objectives and strategies and any forward statements or guidance the company may make. Going forward, this document will be provided alongside the company’s earnings press release and is designed to be read by investors before the regularly scheduled quarterly conference call. As such, today’s conference call will be in a format primarily consisting of a questions and answers session, during which Glaukos will address any queries investors have regarding the company’s results. It is the company’s goal that this format will make its quarterly earnings process more efficient and impactful for the investment community going forward.

About Glaukos

Glaukos (www.glaukos.com) is an ophthalmic medical technology and pharmaceutical company focused on developing and commercializing novel therapies for the treatment of glaucoma, corneal disorders and retinal diseases. Glaukos first developed Micro-Invasive Glaucoma Surgery (MIGS) as an alternative to the traditional glaucoma treatment paradigm, launching its first MIGS device commercially in 2012, and continues to develop a portfolio of technologically distinct and leverageable platforms to support ongoing pharmaceutical and medical device innovations. Products or product candidates for each of these platforms are designed to advance the standard of care through better treatment options across the areas of glaucoma, corneal disorders and retinal diseases.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of federal securities laws. All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements are based on management’s current expectations, assumptions, estimates and beliefs. Although we believe that we have a reasonable basis for forward-looking statements contained herein, we caution you that they are based on current expectations about future events affecting us and are subject to risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that may cause our actual results to differ materially from those expressed or implied by forward-looking statements in this press release. These potential risks and uncertainties that could cause actual results to differ materially from those described in forward-looking statements include, without limitation, uncertainties regarding the impact of the COVID-19 pandemic or other future public health crises on our business; the impact of general macroeconomic conditions including foreign currency fluctuations; the reduced physician fee and ASC facility fee reimbursement rate finalized by CMS for 2022 and 2023 for procedures utilizing the Company’s iStent family of products and its impact on our U.S. combo-cataract glaucoma revenue; our ability to continue to generate sales of our commercialized products and develop and commercialize additional products; our dependence on a limited number of third-party suppliers, some of which are single-source, for components of our products; the occurrence of a crippling accident, natural disaster, or other disruption at our primary facility, which may materially affect our manufacturing capacity and operations; securing or maintaining adequate coverage or reimbursement by third-party payors for procedures using the iStent, the iStent inject, the iStent inject W, iAccess, iPRIME, iStent infinite, our corneal cross-linking products or other products in development; our ability to properly train, and gain acceptance and trust from ophthalmic surgeons in the use of our products; our ability to compete effectively in the medical device industry and against current and future technologies (including MIGS technologies); our compliance with federal, state and foreign laws and regulations for the approval and sale and marketing of our products and of our manufacturing processes; the lengthy and expensive clinical trial process and the uncertainty of timing and outcomes from any particular clinical trial or regulatory approval processes; the risk of recalls or serious safety issues with our products and the uncertainty of patient outcomes; our ability to protect, and the expense and time-consuming nature of protecting our intellectual property against third parties and competitors and the impact of any claims against us for infringement or misappropriation of third party intellectual property rights and any related litigation; and our ability to service our indebtedness. These and other known risks, uncertainties and factors are described in detail under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on February 24, 2023, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, which is expected to be filed with the SEC by May 10, 2023. Our filings with the SEC are available in the Investor Section of our website at www.glaukos.com or at www.sec.gov. In addition, information about the risks and benefits of our products is available on our website at www.glaukos.com. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on the forward-looking statements in this press release, which speak only as of the date hereof. We do not undertake any obligation to update, amend or clarify these forward-

looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

Statement Regarding Use of Non-GAAP Financial Measures

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company uses certain non-GAAP historical financial measures. Management makes adjustments to the GAAP measures for items (both charges and gains) that (a) do not reflect the core operational activities of the Company, (b) are commonly adjusted within the Company's industry to enhance comparability of the Company's financial results with those of its peer group, or (c) are inconsistent in amount or frequency between periods (albeit such items are monitored and controlled with equal diligence relative to core operations). The Company uses the term "Non-GAAP" to exclude external acquisition-related costs incurred to effect a business combination; amortization of intangible assets acquired in a business combination, asset purchase transaction or other contractual relationship; impairment of goodwill and intangible assets; certain in-process R&D charges; fair value adjustments to contingent consideration liabilities and pre-acquisition contingencies arising from a business combination; integration and transition costs related to business combinations; fair market value adjustments to inventories acquired in a business combination or asset purchase transaction; restructuring charges, duplicative operating expenses, or asset write-offs (or reversals) associated with exiting or significantly downsizing a business; gain or loss from the sale of a business; gain or loss on the mark-to-market adjustment, impairment, or sale of long-term investments; mark-to-market adjustments on derivative instruments that hedge income or expense exposures in a future period; significant legal litigation costs and/or settlement expenses or proceeds legal and other associated expenses that are both unusual and significant related to governmental or internal inquiries; and significant discrete income and other tax adjustments related to transactions as well as changes in estimated acquisition-date tax effects associated with business combinations, and the impact from implementation of tax law changes and settlements. See “GAAP to Non-GAAP Reconciliations” for a reconciliation of each non-GAAP measure presented to the comparable GAAP financial measure.

In addition, in order to remove the impact of fluctuations in foreign currency exchange rates, the Company also presents certain net sales information on a constant currency basis, which represents the outcome that would have resulted had exchange rates in the current period been the same as the average exchange rates in effect in the comparable prior period.  See “Reported Sales vs. Prior Periods” for a presentation of certain net sales information on a reported, GAAP and a constant currency basis.

GLAUKOS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par values)

	March 31, 2023 (unaudited)	December 31, 2022
Assets		
Current assets:		
Cash and cash equivalents	$ 76,398	$ 119,525
Short-term investments	241,371	233,170
Accounts receivable, net	37,852	36,073
Inventory	40,455	37,841
Prepaid expenses and other current assets	19,804	17,250
Total current assets	415,880	443,859
Restricted cash	7,078	7,078
Property and equipment, net	98,331	94,403
Operating lease right-of-use asset	26,640	25,826
Finance lease right-of-use asset	45,996	46,601
Intangible assets, net	301,640	307,869
Goodwill	66,134	66,134
Deposits and other assets	10,893	10,613
Total assets	$ 972,592	$ 1,002,383
Liabilities and stockholders' equity		
Current liabilities:		
Accounts payable	$ 12,029	$ 14,403
Accrued liabilities	50,363	57,956
Total current liabilities	62,392	72,359
Convertible senior notes	281,743	281,400
Operating lease liability	29,475	28,905
Finance lease liability	72,023	72,172
Deferred tax liability, net	7,259	7,264
Other liabilities	11,186	10,278
Total liabilities	464,078	472,378
Stockholders' equity:		
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.001 par value; 150,000 shares authorized; 47,969 and 47,782 shares issued and 47,941 and 47,754 shares outstanding at March 31, 2023 and December 31, 2022, respectively	48	48
Additional paid-in capital	1,008,955	997,470
Accumulated other comprehensive loss	(1,325)	(2,975)
Accumulated deficit	(499,032)	(464,406)
Less treasury stock (28 shares as of March 31, 2023 and December 31, 2022)	(132)	(132)
Total stockholders' equity	508,514	530,005
Total liabilities and stockholders' equity	$ 972,592	$ 1,002,383

GLAUKOS CORPORATION
GAAP to Non-GAAP Reconciliations
(in thousands, except per share amounts and percentage data)
(unaudited)

	Q1 2023			Q1 2022		
	GAAP	Adjustments	Non-GAAP	**GAAP**	Adjustments	Non-GAAP
Cost of sales	**$ 18,071**	$ (5,523) (a)	$ 12,548	**$ 17,063**	$ (5,551) (a)	$ 11,512
Gross Margin	**75.5%**	7.5%	83.0%	**74.8%**	8.2%	83.0%
Operating expenses:						
Selling, general and administrative	**$ 53,650**	$ (705) (b)	$ 52,945	**$ 43,949**	$ (892) (b)	$ 43,057
Research and development	**$ 35,171**	$ -	$ 35,171	**$ 26,877**	$ (127) (c)	$ 26,750
Litigation-related settlement	**$ -**	$ -	$ -	**$ (30,000)**	$ 30,000 (d)	$ -
(Loss) income from operations	**$ (32,993)**	$ 6,228	$ (26,765)	**$ 9,792**	$ (23,430)	$ (13,638)
Net (loss) income	**$ (34,626)**	$ 6,228 (e)	$ (28,398)	**$ 5,377**	$ (23,430) (e)	$ (18,053)
Basic and diluted net (loss) income per share	**$ (0.72)**	$ 0.13	$ (0.59)	**$ 0.11**	$ (0.49)	$ (0.38)

(a) Cost of sales adjustments related to the the acquisition of Avedro, Inc. (Avedro), including amortization of developed technology intangible assets of $5.5 million in Q1 2023 and amortization of developed technology intangible assets and stock-based compensation expense related to replacement awards, totaling $5.6 million in Q1 2022.

(b) Avedro acquisition-related expenses, including amortization expense of customer relationship intangible assets of $0.7 million in Q1 2023 and customer relationship intangible assets and stock-based compensation expense related to replacement awards of $0.9 million in Q1 2022.

(c) Stock-based compensation expense related to replacement awards from the acquisition of Avedro.

(d) Settlement proceeds received related to the Company's patent infringement litigation.

(e) Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company's U.S. taxable loss positions in both 2023 and 2022.